Exhibit 4.3

Execution Version

Fifth Supplemental Indenture

PROFRAC HOLDINGS II, LLC, as the Company

THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Calculation Agent
and Collateral Agent

FIFTH SUPPLEMENTAL INDENTURE

Dated as of June 30, 2025

to

INDENTURE

Dated as of December 27, 2023

-i-

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2025 (the “Fifth Supplemental Indenture”), is among ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), the Notes Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), calculation agent (in such capacity, the “Calculation Agent”), and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Notes Guarantors party thereto and the Trustee, Calculation Agent and Collateral Agent executed and delivered that certain Indenture, dated as of December 27, 2023 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Indenture”), to provide for the issuance of the Company’s Senior Secured Floating Rate Notes due 2029;

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended or supplemented by the Company, the Notes Guarantors, the Trustee and the Collateral Agent with the consent of the Required Holders; and

WHEREAS, the Company has received the consent of the Required Holders to the amendments to the Indenture set forth in this Fifth Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Notes Guarantors, the Trustee, the Calculation Agent and the Collateral Agent hereby agree that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1        Definitions.

This Fifth Supplemental Indenture uses the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Indenture, shall supersede and replace the corresponding definitions in the Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

“Additional Notes” means (i) the $120.0 million aggregate principal amount of Notes issued on the date of the First Supplemental Indenture and (ii) the Notes issued pursuant to the June 2025 Purchase Agreement, all of which shall constitute part of the same series as the Initial Notes.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of June 12, 2024, by and among the Company, the Notes Guarantors, the Trustee, the Calculation Agent and the Collateral Agent.

“June 2025 Purchase Agreement” means the Purchase Agreement, dated as of June 30, 2025, among the Company, the Notes Guarantors party thereto, Beal Bank USA, THRC Holdings, LP and Wilks Heritage Group, LLC, as amended, supplemented, restated or otherwise modified from time to time.

“Management Fee Waiver Letter” means the Letter Agreement, dated June 30, 2025, between the Company and Wilks Brothers, LLC.

“Required Holders” means (i) Beal Bank USA, unless the Company has duly certified to the Trustee that Beal Bank USA and its Affiliates no longer are Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class and (ii) at any other time, Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class; provided that Notes held by the Company or any of its Affiliates shall not be deemed to be outstanding for purposes of this clause.

“Second Closing” has the meaning set forth in the June 2025 Purchase Agreement.

“Third Closing” has the meaning set forth in the June 2025 Purchase Agreement.

Article Two

THE NOTES

SECTION 2.1        Amendment of Section 2.02 of the Indenture.

(a)           The first paragraph of Section 2.02 of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The aggregate principal amount of Notes outstanding at any time may not exceed $620.0 million plus the principal amount of Notes issued pursuant to the June 2025 Purchase Agreement, except as provided in Section 2.07 hereof.”

Article Three

COVENANTS

SECTION 3.1        Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           Section 4.09(b)(3) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

       “(3)          the incurrence by the Company and any Notes Guarantor of (i) Indebtedness consisting of the Notes outstanding on the date of the Fifth Supplemental Indenture and Notes issued pursuant to the June 2025 Purchase Agreement in an aggregate principal amount not to exceed $60.0 million, and the related Notes Guarantees, less the principal amount of any Notes redeemed, repurchased or otherwise repaid after the date of the Fifth Supplemental Indenture and (ii) obligations of the Company and any Notes Guarantor under the other Note Documents;”

SECTION 3.2        Transactions with Affiliates.

(a)           The word “and” is moved from the end of Section 4.11(b)(15) of the Indenture to the end of Section 4.11(b)(16) of the Indenture (and the period at the end of Section 4.11(b)(16) of the Indenture is replaced with a semi-colon) and a new Section 4.11(b)(17) is inserted in the Indenture as follows:

       “(17)        transactions pursuant to the June 2025 Purchase Agreement.”

        (b)           A new Section 4.11(c) is inserted in the Indenture as follows:

       “(c)          The Company shall not amend, waive or otherwise modify the Management Fee Waiver Letter without the consent of the Required Holders.”

SECTION 3.3         LTV Maintenance.

(a)            The first sentence of Section 4.13(b) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The Company shall engage the Appraiser as directed by the Required Holders to provide a determination of the Orderly Liquidation Value of the Notes Collateral as set forth in the initial Appraisal Report dated December 1, 2023 as of each March 31 and September 30 prior to the Maturity Date, beginning September 30, 2024 (each such date, a “LTV Determination Date”); provided that September 30, 2025 shall not be an LTV Determination Date (and for the avoidance of doubt the Company shall not be required to comply with the requirements of Section 4.13(a) with respect to such date).

SECTION 3.4         Purchase of Notes.

(a)            The first sentence of the last paragraph of Section 3.02 of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Indenture and the Notes or (ii) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the Holders of all Notes at the time outstanding upon the same terms and conditions; provided that the foregoing shall not apply to the sale of Notes to Affiliates of the Company pursuant to the June 2025 Purchase Agreement.”

(b)           The penultimate sentence of the last paragraph of Section 3.02 of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Indenture and no Notes may be issued in substitution or exchange for any such Notes; provided that the foregoing shall not apply to the Notes purchased by Affiliates of the Company pursuant to the June 2025 Purchase Agreement, but will apply to the extent such Notes are subsequently acquired by the Company.”

(c)           The first sentence of Section 4.23(a) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Indenture and the Notes or (ii) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the Holders of all Notes at the time outstanding upon the same terms and conditions; provided that the foregoing shall not apply to the sale of Notes to Affiliates of the Company pursuant to the June 2025 Purchase Agreement.”

(d)           The last sentence of Section 4.23(a) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes and no Notes may be issued in substitution or exchange for any such Notes; provided that the foregoing shall not apply to the sale of Notes to Affiliates of the Company pursuant to the June 2025 Purchase Agreement.”

Article Four

AMENDMENT OF NOTES

SECTION 4.1        Amortization of Principal.

(a)            Pursuant to Section 11 of each Note, concurrently with the execution of this Fifth Supplemental Indenture, Section 1 of each Note (and of the form of Note attached as Exhibit A to the Indenture) is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(1)         Amortization of Principal. The Company will pay:

(a)           $12,308,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on each of June 30, 2024, September 30, 2024 and December 31, 2024;

(b)           $18,462,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on March 31, 2025 and June 30, 2025; and

(c)           $19,039,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) at the end of each calendar quarter thereafter,

in each case at 100.0% of the principal amount thereof and without payment of a Make-Whole Premium or any redemption premium or any other premium, provided that upon any partial redemption or prepayment of the Notes pursuant to Sections 3.07, 4.10, 4.13, or 4.15 of the Indenture after December 27, 2023, the principal amount of each required prepayment of the Notes becoming due under this Section 1 of this Note on and after the date of such redemption or prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

The entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date thereof, together with accrued and unpaid interest therein through but not including such date.”

(b)           In the event that (i) the Second Closing occurs on September 30, 2025 or (ii) the Second Closing occurs on December 15, 2025 and the Third Closing does not also occur on such date, then pursuant to Section 11 of each Note, concurrently with the Second Closing (with written notice given to the Trustee at least four Business Days prior to the Second Closing), Section 1 of each Note (and of the form of Note attached as Exhibit A to the Indenture) is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(1)         Amortization of Principal. The Company will pay:

(a)           $12,308,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on each of June 30, 2024, September 30, 2024 and December 31, 2024;

(b)           $18,462,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on March 31, 2025 and June 30, 2025;

(c)           $19,039,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on September 30, 2025; and

(d)           $19,616,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) at the end of each calendar quarter thereafter,

in each case at 100.0% of the principal amount thereof and without payment of a Make-Whole Premium or any redemption premium or any other premium, provided that upon any partial redemption or prepayment of the Notes pursuant to Sections 3.07, 4.10, 4.13, or 4.15 of the Indenture after December 27, 2023, the principal amount of each required prepayment of the Notes becoming due under this Section 1 of this Note on and after the date of such redemption or prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

The entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date thereof, together with accrued and unpaid interest therein through but not including such date.”

(c)           In the event that either (i) the Second Closing occurs on September 30, 2025 and the Third Closing occurs on December 15, 2025 or (ii) the Second Closing and the Third Closing both occur on December 15, 2025, then pursuant to Section 11 of each Note, concurrently with the Third Closing (with written notice given to the Trustee at least four Business Days prior to the Third Closing), Section 1 of each Note (and of the form of Note attached as Exhibit A to the Indenture) is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(1)         Amortization of Principal. The Company will pay:

(a)           $12,308,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on each of June 30, 2024, September 30, 2024 and December 31, 2024;

(b)           $18,462,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on March 31, 2025 and June 30, 2025;

(c)           $19,039,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on September 30, 2025; and

(d)           $20,193,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) at the end of each calendar quarter thereafter,

in each case at 100.0% of the principal amount thereof and without payment of a Make-Whole Premium or any redemption premium or any other premium, provided that upon any partial redemption or prepayment of the Notes pursuant to Sections 3.07, 4.10, 4.13, or 4.15 of the Indenture after December 27, 2023, the principal amount of each required prepayment of the Notes becoming due under this Section 1 of this Note on and after the date of such redemption or prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

The entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date thereof, together with accrued and unpaid interest therein through but not including such date.”

(d)           For the avoidance of doubt, (i) in the event that the Second Closing does not occur, the provisions in Section 4.1(b) and (c) shall not become effective, (ii) in the event that the Third Closing does not occur, the provisions in Section 4.1(c) shall not become effective.

Article Five

MISCELLANEOUS

SECTION 5.1         Effect of Fifth Supplemental Indenture.

This Fifth Supplemental Indenture will become effective immediately upon its execution and delivery by each party hereto. This Fifth Supplemental Indenture is a supplemental indenture within the meaning of Article 9 of the Indenture, and the Indenture shall be read together with this Fifth Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Indenture and this Fifth Supplemental Indenture were contained in the same instrument.

SECTION 5.2         Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.3         Successors and Assigns.

All covenants and agreements in this Fifth Supplemental Indenture by the Company, the Notes Guarantors, the Trustee, the Calculation Agent, the Collateral Agent and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 5.4         Severability Clause.

In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.5         Benefits of Fifth Supplemental Indenture.

Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any authenticating agent, any Paying Agent, any Registrar, the Holders of Notes and each of their successors under the Indenture, as amended by this Fifth Supplemental Indenture, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

SECTION 5.6         Conflict.

In the event that there is a conflict or inconsistency between the Indenture and this Fifth Supplemental Indenture, the provisions of this Fifth Supplemental Indenture shall control.

SECTION 5.7         Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE.

SECTION 5.8         Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Notes Guarantors.

SECTION 5.9         Counterparts.

The parties may sign (by manual or electronic signature) any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed on the date and year first written above.

ProFrac Holdings II, LLC,
as the Company

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

ProFrac Holdings, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PF Manufacturing Holding, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PF SERVICES HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Fifth Supplemental Indenture)

PF TECH HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

BEST PUMP AND FLOW, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

BEST PFP, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PROFRAC MANUFACTURING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

AG PSC FUNDING LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Fifth Supplemental Indenture)

F3 FUEL, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE I, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Fifth Supplemental Indenture)

PROFRAC SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

REV ENERGY HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

REV ENERGY SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

U.S. WELL SERVICES HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Fifth Supplemental Indenture)

U.S. WELL SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS FLEET 10, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS FLEET 11, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

ADVANCED STIMULATION TECHNOLOGIES, INC.,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Fifth Supplemental Indenture)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Calculation Agent and Collateral Agent

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

(Signature page to Fifth Supplemental Indenture)